UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 23, 2018, Appliance Recycling Centers of America, Inc. (the “Company”) held its 2018 annual meeting of stockholders, at which the shareholders voted on the following proposals:

Proposal 1:	The shareholders elected the Company’s four nominees for director to serve for a term expiring at the 2019 Annual Meeting of Shareholders.

Proposal 2:	The shareholders ratified the Audit Committee’s appointment of SingerLewak LLP to serve as the Company’s independent registered accounting firm for the 2018 fiscal year.

Proposal 3:	The shareholders approved the issuance by the Company of 28,858,800 shares of the Company’s common stock upon conversion of 288,588 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The table below summarizes the voting results:

	For	Withheld	Broker Non-Votes
1. Election of Directors:
Tony Isaac	4,653,219	261,883	2,725,471
Richard D. Butler	4,778,396	136,706	2,725,471
Dennis (De) Gao	4,774,180	140,922	2,725,471
Nael Hajjar	4,796,666	118,436	2,725,471

	For	Against	Abstain	Broker Non-Votes
2. Ratification of SingerLewak LLP	7,491,407	26,497	122,669	0

3. The issuance by the Company of 28,858,800 shares of the Company’s common stock upon conversion of 288,588 shares of the Company’s Series A Convertible Preferred Stock	4,369,939	517,907	27,256	2,725,471

No holder of shares of the Company’s Series A Preferred Stock voted on any of the proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: October 23, 2018	/s/ Tony Isaac
Tony Isaac Chief Executive Officer